UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023, NioCorp Developments Ltd. (the “Company”) entered into binding subscription agreements (the “Subscription Agreements”) with certain accredited investors as part of a non-brokered private placement (the “Private Placement”) of an aggregate of 413,432 units of the Company (the “Units”), each of which consists of one of the Company’s common shares, without par value (the “Common Shares”), and one of the Company’s Common Share purchase warrants (the “Warrants”). Each Warrant is exercisable for one Common Share at a price of US$3.54 for a period of 24 months following the closing date of the Private Placement (the “Closing Date”). It is anticipated that the Closing Date will occur on or about December 22, 2023, subject to the receipt of all necessary regulatory and stock exchange approvals.

The Subscription Agreements contain the terms of the Private Placement and typical representations and warranties from each of the investors to the Company and from the Company to each of the investors.

Certain of the Company’s officers and directors subscribed to purchase an aggregate of 138,845 Units in the Private Placement. Each officer and director of the Company who subscribed to purchase Units in the Private Placement will pay a purchase price of US$3.205 per unit (the “Insider Unit Price”) upon the closing of the Private Placement. The Insider Unit Price includes US$0.125 per Warrant underlying each Unit to be purchased by officers and directors of the Company. The remaining investors in the Private Placement, who are not affiliated with the Company but with whom the Company has a pre-existing relationship, subscribed to purchase an aggregate of 274,587 Units at a purchase price per Unit of US$3.08, which is equal to the consolidated closing bid price for the Common Shares as reported by The Nasdaq Stock Market LLC on December 13, 2023. Gross proceeds to the Company from the Private Placement are expected to be approximately US$1.29 million.

The above summary of the material terms of the Warrants and the Subscription Agreements is qualified in its entirety by the actual terms and conditions of the Warrants and the Subscription Agreements, forms of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

This Current Report on Form 8-K does not constitute an offer to purchase, nor a solicitation of an offer to sell, the Units or any other securities. The Units and the underlying securities have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02	Unregistered Sales of Equity Securities.

The Units will be issued on a private offering basis pursuant to (i) in the case of investors outside of the United States that are not, and are not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act of 1933 (the “Securities Act”)), the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that are, or are acting for the account or benefit of, a U.S. person, the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants each of the investors made to the Company pursuant to the Subscription Agreements.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Warrants
4.2	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: December 20, 2023	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer